                                                                   EXHIBIT 10.12

                              AMENDING  AGREEMENT


This Amending Agreement dated and effective as of August 8, 1998 (the "Amending Agreement") is made between IMAX CORPORATION, a corporation organized under the laws of Canada (the "Company") and CHRISTIAN H. JORG, (the "Executive").

WHEREAS, the Company wishes to enter into this Amending Agreement to amend and extend the Employment Agreement dated as of August 8, 1995 (the "Agreement"), whereunder the Executive provides services to the Company, and the Executive wishes to so continue such engagement, as hereinafter set forth;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:


1. Section 1.1 of the Agreement shall be deleted and replaced with the following:

"Section 1.1   Employment.   The Executive agrees to serve as the Chief
               -----------
Operating Officer, IMAX(R) Attractions and Senior Vice President, Imax Corporation. The Executive's primary responsibilities in this role shall be:

     (a) to have responsibility for the development of the Company's Attractions business, inclusive of Ridefilm Corporation, including but not limited to conducting presentations to potential clients for the purpose of developing Attractions concepts throughout the world; and

     (b) to perform other duties commensurate with the position as are reasonably designated by the co-Chief Executive Officers.

The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the co-Chief Executive Officers of the Company. The Executive shall report to the co-Chief Executive Officers of the Company."


2. Section 1.3 of the Agreement shall be deleted and replaced with the following:

"Section 1.3   Term of Employment.  The Executive's employment under this
               -------------------
Agreement commenced on August 8, 1995 (the "Commencement Date") and shall terminate upon the termination of the Executive's employment pursuant to this Agreement. The period commencing as of the Commencement Date and ending on the date of termination pursuant to this Agreement is hereinafter referred to as the "Employment Term"."


3. Section 2.1 of the Agreement shall be deleted and replaced with the following:

"Section 2.1.  Base Salary.  During the Employment Term,  the Executive shall be
               ------------
paid a base annual salary (the "Base Salary") of US$ 215,000, payable no less frequently than monthly, in accordance with the Company's payroll practices."


4. Section 4.1.1 of the Agreement shall be deleted and replaced with the following:

"Section 4.1.1.  General.  During the Employment Term, the Company may terminate
                 --------
the Executive's employment Without Cause, provided the Company gives the Executive ninety (90) days written notice of termination (the "Severance Period"). In the event that the Company gives the Executive any such notice of termination, the Company shall either continue to have the Executive be employed by the Company during some or all of the Severance Period and pay the Executive the Base Salary and Automobile Allowance during such time at the intervals it has paid those sums to the Executive in the past or have the Executive cease being employed by the Company and pay him those amounts, or the balance of those amounts for the remainder of the Severance Period, as the case may be, in a lump sum within 7 days from the date his employment ceases. The Company shall also pay to the Executive the
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                                      -2-

Termination Payment within 30 days of the date of termination. For greater certainty, regardless of whether the Company elects to have the Executive employed for all, some or none of the Severance Period, he shall receive the Base Salary and Automobile Allowance with respect to the entire Severance Period. Upon such termination, the Executive shall also be entitled to continue to receive, for the duration of the Severance Period, his employment benefits at the Company's expense (to the extent paid for by the Company as at the date of termination), other than those set forth in clauses 3.1 (ii), (iii) and (iv). The Executive shall not be entitled to payment after the date of termination of any bonus not already due to be paid at the date of termination, it being understood that a bonus shall be considered "due to be paid" once the period to which it applies has been completed. The Executive acknowledges that any stock options granted to him which are not exercisable at the date of termination of employment for any reason shall be forfeited, without compensation to the Executive, as provided in the Option Plan. The Executive agrees that the Company may deduct from any payment of Base Salary to be made during the Severance Period the benefit plan contributions which are to be made by the Executive during the Severance Period in accordance with the terms of all benefit plans for the minimum period prescribed by law. The Executive shall have no further right to receive any other compensation or benefits after such termination of employment except as are necessary under the terms of the employee benefit plans or programs of the Company or as required by the Ontario Employment Standards Act. Payment of Base Salary and the Automobile Allowance and the continuation of the aforementioned employee benefits during the Severance Period outlined above shall be deemed to include all termination and severance pay to which the Executive is entitled pursuant to the Ontario Employment Standards Act and common law."


5. (a) Section 4.2 of the Agreement shall be amended by the addition of the following language after the second sentence of such Section:

"In addition, the Executive may resign from his employment hereunder by giving the Company at least 14 days written notice of his intention to do so."

   (b) Section 4.2 of the Agreement shall be further amended by deleting the words after "delivered to the Company," in Section 4.2(ii) and replacing them with the following:

"the date on which the Executive ceases reporting to work."


6.  The Agreement shall be amended by deleting Section 6.


7. Section 8.1 of the Agreement shall be deleted and replaced with the following:


"Section 8.1    Notices.  All notices or communications hereunder shall be in
                --------
writing, addressed as follows:

To the Company:

     Imax Corporation
     2525 Speakman Drive
     Mississauga, Ontario, Canada  L5K 1B1

     Telecopier No.: 905-403-6468
     Attention:  General Counsel

To the Executive:

     Christian H. Jorg
     Apt. 14D, 127 East 30th Street
     New York, New York
     10016

     with a copy to:
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                                      -3-

     Steven Rand, Esq.
     Suite 416
     230 Park Avenue
     New York, New York
     10169

     Telecopier No.: 212-697-2521

All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt or (ii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed."

8. Except as amended herein, all other terms of the Agreement shall remain in full force, unamended.


IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Amending Agreement as of the day and year first above written.


                            IMAX CORPORATION



                            By: /s/ John M. Davison
                               -------------------------------

                            Title: Executive Vice President and
                                    Chief Financial Officer
                                  ----------------------------



                            By: /s/ Peter J. Chilibeck
                               -------------------------------

                            Title: Sr. Vice President and
                                    General Counsel
                                  ----------------------------


SIGNED SEALED AND DELIVERED
in the presence of:

                             /s/ Christian H. Jorg          l.s.
--------------------------   -------------------------------
Witness                      Christian H. Jorg